Exhibit 21

Subsidiaries of the Company

10393444 Canada Inc. (aka McEwen Ontario), an Ontario corporation

11195581 Canada Inc., an Ontario corporation

912413 Ontario Inc., an Ontario corporation

Andes Corporacion Minera S.A., an Argentinean corporation

Compania Minera Pangea S.A. de C.V., a Mexican corporation

Gold Bar Enterprises LLC, a Nevada limited liability company

Golden Pick LLC, a Nevada limited liability company

International Copper Mining Inc., a Cayman corporation

International Copper ULC, an Alberta corporation

Las Yaretas S.A., an Argentinean corporation

Latin America Exploration Inc., a Cayman corporation

Lexam Explorations (USA), Inc., a Colorado corporation

Lexam VG Gold Inc., an Ontario corporation

Los Azules Mining Inc., a Cayman corporation

McEwen Mining - Minera Andes Acquisition ULC, an Alberta corporation

McEwen Mining Alberta ULC, an Alberta corporation

McEwen Mining Nevada Inc., a Delaware corporation

Minandes S.A., an Argentinean corporation

Minera Andes Gold Inc., a Cayman corporation

Minera Andes Inc., an Alberta corporation

Minera Andes Mining Inc., a Cayman corporation

Minera Andes S.A., an Argentinean corporation

Minera Andes Santa Cruz Inc., a Cayman corporation

Minera Santa Cruz S.A, an Argentinian corporation

Nevada Pacific Gold (US) Inc., a Nevada corporation

NPGUS LLC, a Nevada limited liability company

Oro de Soltula S.A. de C.V., a Mexican corporation

Pangea Resources, Inc., an Arizona corporation

San Juan Copper Inc., a Cayman corporation

Ticup LLC, a Nevada limited liability company

Tonkin Springs Gold Mining Company, a Colorado corporation

Tonkin Springs LLC, a Delaware limited liability company

Tonkin Springs Venture Limited Partnership, a Nevada limited partnership

U.S. Environmental Corporation, a Colorado corporation

VG Holdings Inc., a New Brunswick corporation

WKGUS LLC, a Nevada limited liability company